EXHIBIT 4.6



                                STOCK PURCHASE
                               AND LOAN AGREEMENT



     THIS STOCK PURCHASE AND LOAN AGREEMENT ("the Agreement") is entered into as of this 15th day of December, 2004 by and between HEATHER KNUFF, an individual ("Knuff") and SUTTER HOLDING COMPANY, INC. a Delaware corporation, and all of its subsidiaries (collectively "Sutter" or the "Company").

     WHEREAS, Knuff has agreed to make a $650,000 investment in Sutter as provided in this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

Agreement
---------

     1. Loan. Knuff hereby agrees to loan to Sutter the sum of $650,000 (the "Loan"). The Loan shall be evidenced by a promissory note (the "Note") in the principal amount of $650,000 in the form attached hereto as Exhibit A.

     2. Security. All obligations of Sutter hereunder shall be secured by a lien and security interest in favor of Knuff in and to all of the assets of Sutter, including but not limited to fixed assets, leases, leasehold improvements, office and production equipment, accounts, contracts, contract rights, claims, choses in action, receivables, inventory, work in process, equipment and intellectual property. As a condition to advancing the sum set forth in Paragraph 1 above, Sutter shall execute and deliver to Knuff a security agreement substantially in the form attached hereto as Exhibit B (the "Security Agreement") and a UCC-1 financing statement in a form acceptable to Knuff for filing in the State of California (the "Financing Statement"). This Agreement, the Note, the Security Agreement, and the Financing Statement are sometimes referred to collectively herein as the "Transaction Documents" and individually as a "Transaction Document".

     3. Term. The outstanding balance of the Loan shall be payable in full 6 months after the date of the Note (the "Maturity Date").

     4. Warrants to Purchase Common Stock of Sutter.

     4.1 As additional consideration for the loan, Sutter hereby agrees to issue to Knuff twenty-thousand (20,000) Warrants to purchase shares of common stock of Sutter ("Warrants" and "Shares", respectively) substantially in the form attached hereto as Exhibit C.

     4.2 The Warrants issued hereunder shall be fully paid Warrants, and have all of the rights and benefits of any other Warrants of Sutter now outstanding.

     4.3 In connection with the Loan and the issuance of the Warrants hereunder, Knuff represents and warrants to the Company that:

(1) Knuff understands that (A) the Warrants have not been registered under the Securities Act, nor qualified under the securities laws of any other jurisdiction, (B) the Warrants constitute "restricted securities" for purposes of the Securities Act, (C) the Warrants cannot be resold unless they subsequently are registered under the Securities Act and qualified under applicable state securities laws, unless the Company determines that exemptions from such registration and qualification requirements are available, and (D) Knuff has no right to require such registration or qualification;

(2) The Warrants to be acquired by Knuff pursuant to this Agreement will be acquired for Knuff's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Shares will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(3) Knuff is an "accredited investor" within the meaning of Regulation D under the Securities Act.

         4.4 Securities Matters. Subject to the accuracy of the representations of Knuff set forth in Section 4.4 hereof, the offer, sale and issuance of the Warrants as contemplated by this Agreement are exempt from the registration requirements of the Securities Act.

         4.5     Restrictions on Transfer of Shares and Warrants.

(1) Knuff is advised that federal and state securities laws govern and restrict Knuff's right to offer, sell or otherwise dispose of any securities unless Knuff's offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. Knuff agrees that she will not offer, sell or otherwise dispose of any such securities in any manner which would: (i) require the Company to file any registration statement with the Commission (or any similar filing under state law) or to amend or supplement any such filing or
(ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. The certificates for any securities will bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

     5. Representations and Warranties of Sutter.

                  (a) Organization. Sutter is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of California, and is in good standing and qualified to do business in the State of California.

                  (b) Corporate Power. Sutter has all requisite corporate power to execute and deliver this Agreement and to carry out and perform its obligation under the terms of this Agreement, and the person executing this Agreement has the requisite authority to do so.

                  (c) Authorization. All corporate action on the part of Sutter, its directors and shareholders, necessary for the authorization, execution, delivery, and performance of this Agreement, and the performance of its respective obligations hereunder, including the issuance and delivery of the

Note, and the Shares has been taken or will be taken prior to closing. Sutter agrees to take all reasonably necessary corporate action to reserve or authorize the equity securities issuable upon conversion of the Note, if applicable. The Transaction Documents, when executed and delivered by Sutter, shall constitute valid and binding obligations of Sutter enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors. Upon conversion of the Note, the equity securities of Sutter will be validly issued, fully paid, and nonassessable and free of any liens or encumbrances.

                  (d) Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of Sutter in connection with the valid execution and delivery of this Agreement, the offer, sale, or issuance of the equity securities issuable upon conversion of the Note or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the closing, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

     6. Cross-Default. Any Event of Default (as such term is defined in the Promissory Note) which occurs under any of the Transaction Documents shall automatically be deemed an Event of Default under all of the Transaction Documents and Knuff shall be entitled to exercise all or any of the rights and remedies available to Knuff under the Transaction Documents in any order, at Knuff's sole discretion, after the occurrence of an Event of Default.

     7. Senior Securities. Sutter agrees that so long as the Note remains unpaid, in full or part, Sutter shall not issue any securities senior to the Note without the prior written agreement of Knuff.

     8. Miscellaneous.

                  (a) Binding Agreement; Further Assurances; Enforceablility of Terms. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement except as expressly provided in this Agreement. Each party shall execute such other and further documents, and take such other and further actions as are reasonably necessary to carry out the intents and purposes of this Agreement and the Transaction Documents, without notice and additional consideration. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision of the remaining provisions of this Agreement.

                  (b) Governing Law; Attorneys Fees. This Agreement shall be governed by and construed under the laws of the State of California. Any action on this agreement may be brought in San Francisco, California. In the event either party should initiate legal action to enforce such party's rights, or to collect damages on account of a breach of this Agreement, the non-prevailing party shall pay to the prevailing party all costs and attorneys fees incurred.

                  (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

                  (d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  (e) Modification; Waiver. No modification or waiver of any provision of this Agreement, or delay in enforcing any right or remedy, or consent to departure therefrom shall be effective unless in writing and approved by the parties.

                  (f) Notices. All notices and other communications with respect to this Agreement shall be in writing, mailed, telefaxed, emailed if to Sutter; at:
                 Sutter Holding Company, Inc.
                 220 Montgomery Street, Suite 2100
                 San Francisco, CA 94104
                 Attn: Rob Dixon

                if to Knuff; at:
                 Heather Knuff

                 ------------------
                 ------------------


     IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the date first written above.

                               SUTTER HOLDING COMPANY, INC.


                               By: /s/ ROBERT E. DIXON
                                   --------------------------------
                                   Robert E Dixon, Co-Chief Executive Officer





                               By: /s/ HEATHER KNUFF
                                   --------------------------------
                                   Heather Knuff